UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

CARDINAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54360	47-1579622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Penn Center Blvd. Suite 401
Pittsburgh, PA 15235
 (Address of principal executive offices) (Zip Code)

(412) 374-0989
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2016, Cardinal Resources, Inc. (the "Company"), has engaged the services of Adam Kassab, through his practice, to be its Chief Financial Officer.  Mr. Kassab is a Certified Management Accountant, an attorney and a member of both the Institute of Certified Management Accountants and the Pennsylvania Bar.  He received his Bachelor of Science in Business Administration from Bryant University, completed his post baccalaureate accounting studies at Robert Morris University and earned his law degree from Duquesne University.
Mr. Kassab, aged 51, is the founder and managing partner of a professional services practice that provides tax, accounting, payroll, business advisory and legal services; His practice is comprised of KHI Professional Services, LLC d/b/a Padgett Business Services® and Adam C. Kassab Esquire, PLLC. From 2013 until 2014, he served as Chief Financial Officer for Bolttech Mannings, Inc., an international provider of industrial services for the oil and gas industry and the power generation market.  From 2006 until 2013, Mr. Kassab served as Chief Financial Officer and General Counsel to United Network Services, Inc., a provider of managed network services for voice and data networks.
The Company has entered into an agreement, dated May 31, 2016, with KHI Professional Services, LLC d/b/a Padgett Business Services for the provision of basic accounting services (for which the Company will pay fees of $25,780 per year), as well as for Mr. Kassab's services as the Company's Chief Financial Officer, which services commence on the date hereof (for which the Company will pay fees of $150 per hour).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.

Date: May 31, 2016	By:	/s/ Kevin Jones
Kevin Jones
Chief Executive Officer